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                                                       EXHIBIT 16

           ALLIANCE REAL ESTATE INVESTMENT FUND, INC.
      COMPUTATION OF AVERAGE ANNUAL COMPOUNDED TOTAL RETURN


                                    n
                        ERV = P(1+T)

Definitions:

P=Initial investment by shareholder

T=Average annual total return

ERV=Ending redeemable value of shareholder investment

n=Number of periods

                    Formula to solve for "T"

                                ERV
              For year one   T= --- -1
                                 P

                                                 ERV
      *For subsequent years  T= square root of ( --- -1)
                                                  P


To solve for ERV:

1. Take an initial shareholder investment of $1,000 on October 1, 1996 at maximum offering price of $10.00. The result is 100 shares.

2. Assume that all dividends and distributions by the Fund are reinvested on reinvest date for the creation of additional shares. (4.439 shares created).

3. Add initial shares balance to additional shares created due to reinvestment and multiply by ending net asset value
     (February 28, 1997) to obtain ending redeemable value (ERV).

             (100+4.439=104.439 x $11.99 = 1,252.22)
                                                  (ERV)

                            1,252.22
                        T=   ------- -1
                              1,000




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                             T=1.2522 - 1

                             T=.2522

                             T=25.22%

                  T=Average annual total return

* For subsequent years repeat steps 1 through 3 for the required periods and apply to formula shown above.



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           ALLIANCE REAL ESTATE INVESTMENT FUND, INC.

           Average Annual Total Return ("T") = 25.22%

                                 ERV
                            T=  ----- -1
                                  P

ERV Calculation:

Initial Investment: $1,000/10.00 offering price = 100 shares

Dividends .1278 per share each quarter:

Div. #1:  100 shares X .1278/10.92 (reinvest price) = 1.170
              100 + 1.170 = 101.170 (adjusted shares)


Div. #2:   101.170 shares X .1278/11.99 (reinvest) = 1.078
              101.170 + 1.078 = 102.248 (adjusted shares)

Div. #3:   102.248 X .1278/11.99 (reinvest) = 1.090
              102.248 + 1.090 = 103.338 (adjusted shares)

Div. #4:   103.338 X .1278/11.99 (reinvest) = 1.101
              103.338 + 1.101 = 104.439 = (adjusted shares)
              104.439 X NAV @ 2/28 (11.99) = 1,252.22


     ERV = 1,252.22

          1,252.22
     T = ----------  -1
            1,000

     T =  25.22%
          ======
















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